UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

November 2, 2009

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 909, Tower B
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

On October 26, 2009, Xi’an TCH Energy Technology Co., Ltd. (“Xi’an TCH”), a wholly owned subsidiary of China Recycling Energy Corporation (the “Company”), and Inner-Mongolia Erdos TCH Energy Saving Development Co., Ltd. (the “Joint Venture”; and together with Xi’an TCH, the “Borrowers”), a joint venture between Xi’an TCH and Erdos Metallurgy Co., Ltd.,  entered into a Non Promissory Short Term Revolving Financing Agreement (the “Agreement”), dated and effective from October 12, 2009, with Citi Bank (China) Co., Ltd., Shanghai Branch (the “Lender”).

The maximum financing provided under in the Agreement is RMB 20 million (about US$2.9 million).  The Agreement allows for the Borrowers to borrow money to maintain current liquidity for notes receivable, such as trade notes payable to the Company, or in order to capitalize on discounts for early payment of accounts payable, such as for equipment or raw materials. The maximum maturity date for each financing is six months. The interest rate for any note discount financing will be determined by the relevant note discount documents and the interest rate for accounts payable financing will be determined by the relevant accounts payable documents.

The proceeds received under the financing arrangement are to be used for working capital and to purchase raw materials. The amounts received pursuant to the Agreement will be secured by an account maintained by the Company with the Lender, accounts receivable of the Borrowers and the guarantees of Shanghai TCH Energy Technology Co., Ltd , an affiliate of Xi’an TCH, and Guohua Ku, the Chairman of the Board and Chief Executive Officer of the Company.

The penalty interest rate is subject to the lowest penalty interest rate allowed by People’s Bank of China’s relevant policy on over-due loan (including principal and interest). The Lender has the discretion to accelerate maturity date of the outstanding loans and request for payment as well as to cancel or terminate the financing.   The Borrowers agree not to use the loan to pay for related party transactions without the Lender’s permission.  The Borrowers agree to deposit their income from sales of products and services into the accounts with the Lender (hereinafter referred to as “income amount”) and average monthly income amount of the Borrowers should be no less than RMB 5 million.   The condition for the Borrowers’ first draw from the loan is when the single month income amount reaches 80% of expected income amount as set forth in the Agreement for that month. The expected income amount for each month is as below:

Month of Income	Expected Income Amount (RMB)
September, 2009	6,600,000
October, 2009	6,600,000
November, 2009	11,900,000
January, 2010	11,900,000

February, 2010	11,900,000
March, 2010	11,900,000
April, 2010	11,900,000
May, 2010	11,900,000
June, 2010	11,900,000
July, 2010	11,900,000
August, 2010	11,900,000
September, 2010	11,900,000
October, 2010	11,900,000

The interval between separate drawings by the Borrowers under the Agreement should be no less than 30 days. Each drawing of the Borrowers should be no more than 35% of the maximum financing limit. If the Borrowers single month income amount is less than the 70% of the expected income amount of that month, the Lender has the right to suspend, cancel or terminate the financing and accelerate maturity date of any outstanding amount and request for immediate reimbursement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: November 2, 2009	/s/ Xinyu Peng
Xinyu Peng, Chief Financial Officer